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Exhibit 10.2  Form of Employment Contract between Cerion Technologies Inc. and the four remaining executive officers of the Company


                               EMPLOYMENT CONTRACT


     THIS AGREEMENT made this 25th day of June, 1996, between CERION TECHNOLOGIES INC., A DELAWARE Corporation, with offices located at 1401 Interstate Drive, Champaign, Illinois, hereinafter called "Employer", and _________________________________, hereinafter called "Employee".

     WITNESSETH:

     WHEREAS, Employer desires to employ Employee for a time certain and the Employee desires to provide services to the Employer for a time certain; and,

     WHEREAS, each party to this Agreement is agreeable to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties agree as follows:

     1. EMPLOYMENT. The Employer represents that it is a Corporation engaged in business with its principal office located at Champaign, Illinois. The Employer hereby employs the Employee and Employee hereby accepts employment from the Employer upon the terms and conditions set forth herein.

     2. TERM. The term of this Agreement shall begin on the 25th day of June, 1996, and shall automatically renew itself each day for a continuing term of two years, it being the intent of the parties that this Employment Contract renew itself daily for a continuing two year term. In the event of termination of Employee's employment by Employer, prior to the end of the continuing two year term, for a reason other than cause, Employee shall be entitled to the benefits described below: one year of salary continuation (excluding bonuses) and one year of health insurance, life insurance, and disability insurance; provided, however,

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that Paragraph 12 below shall apply instead of this Paragraph 2 if such termination takes place within three years of a "change of control".

     3. COMPENSATION. For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee compensation in accordance with the compensation authorized by the Board of Directors, said compensation to continue until modified by the Board of Directors on an annual basis.

     4. EMPLOYEE COVENANTS. Employee promises and agrees to abide by the following representations:

          (a) Employee agrees that Employee will not engage in any other gainful employment without the prior written consent of the Employer.

          (b) Employee agrees to devote Employee's best efforts to the promotion of the Corporate business and agrees to represent the Corporation in the best manner possible.

          (c) Employee recognizes and agrees that the services of Employee are special and unique, and that Employee has a special fiduciary duty to Employer based on Employee's position and access to information and that for these reasons, a Covenant on the part of Employee not to compete during his employment and for a reasonable period after the termination or expiration of such employment, is essential to protect Employer. Accordingly, and in consideration of Employer's covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee agrees that for the Restricted Period, neither the Employee nor any person or entity controlled, directly or indirectly, by the Employee, whether individually or as an Officer, Director, Employee, Consultant, Partner, or Owner of more than 1% of the equity interest in any Corporation or other entity, shall, directly or indirectly (i) in the United States, engage in, or render any services in connection with, any Business that is Competitive, directly or indirectly, with the businesses

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     (including, without limitation, the Disk Business) carried on by Employer at or prior to the termination or expiration of the Employee's employment by Employer, or (ii) interfere with the business relationships (whether formed heretofore or hereafter) between Employer and any of its customers and suppliers. The term "Disk Business" shall mean the manufacture, processing, or sale of substrates for disks used in the hard disk drives of computers, network servers, or storage devices and substrates for organic photoconductor drums. The term "Restricted Period" shall mean the period from the date hereof until a date one year after the termination or expiration of the Employee's employment with Employer, or in the event Employer pays Employee following termination based on the terms of this Agreement, the period will be from the date hereof until a date one year after the final payment made to Employee pursuant to this Agreement. The term "Business that is Competitive" shall mean a business which markets products in the United States which are competitive, directly or indirectly, with the businesses carried on by Employer whether those businesses operate from within the United States or outside the United States.

          (d) During the Restricted Period, neither the Employee nor any person or entity controlled, directly or indirectly, by the Employee, shall, directly or indirectly, hire, retain (including as a Consultant), solicit or encourage to leave the employment of Employer, any employee of Employer, or hire or retain any former employee of Employer who has left such employment within one year prior to such hiring or retention.

          (e) Employee agrees that all rights to discoveries, inventions, improvements, and innovations (including all data and records pertaining thereto) which relate to the business of Employer, whether or not patentable, copyrightable, or reduced to writing which the Employee may discover, invent, or originate during the Restricted

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     Period, either alone, or with others, and whether or not during working hours, or by the use of the facilities of Employer ("Inventions") shall be the exclusive property of Employer. The Employee shall promptly disclose all Inventions to Employer. Whether during the term of this Agreement or thereafter, the Employee shall execute at the request of Employer any assignments or other documents Employer may deem necessary to protect or perfect its rights in any Inventions, and shall assist Employer, at Employer's expense, in obtaining, defending, and enforcing Employer's rights therein. The Employee hereby appoints Employer as the Attorney-in-Fact for Employee to execute on Employee's behalf any assignments or other documents necessary by Employer to protect or perfect its rights to any Inventions.

          (f) Employee agrees that during and after the period of Employee's employment by Employer, the Employee and any person or entity controlled directly or indirectly by the Employee shall maintain in confidence and shall not directly or indirectly, disclose, sell, use, publish, make copies of, or communicate to any person, firm, or Corporation any confidential information, trade secrets, or proprietary data of Employer of which Employee learns or learned or to which Employee has or had access during the course of the Employee's employment by Employer. The term "confidential information, trade secrets, or proprietary data" means any information concerning any matters affecting or relating to the business of Employer, including, without limiting the generality of the foregoing, any Inventions, improvements, and enhancements (whether patentable or not); patents or patent applications; any protectable technology, know-how, and copyrightable material; trade secrets, including any formulas, patterns, devices, machines, processes, compilations of information, or

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     expenditures of time or money; product designs and developments; research reports, market studies and plans; customer lists; the prices Employer obtains or has obtained from the sale of, or at which it sells or has sold, its products or services; estimates, bids, and projections; or any other information concerning the business of Employer, its manner of operation, its plans, policies, processes, strategies, or other data, and including any information as to the existence or terms and provisions of this Agreement, without regard to whether any or all of the foregoing are or would be deemed confidential, material, or important, it being agreed that the same are confidential, material, and important, and gravely affect the effective and successful conduct of Employer's business and Employer's goodwill, and that any breach of the terms of this provision shall be a material breach of this Agreement, and will result in immediate and irreparable harm to Employer; provided, however, that nothing shall be considered "confidential information, trade secrets, or proprietary data" which is or becomes known to the public by acts of others (other than other signatories to this type of Agreement with Employer) or through the normal or other authorized course of operation of Employer.

          All memoranda, notes, lists, records, and other documents (and all copies thereof) made or compiled by the Employee or any person or entity controlled, directly or indirectly, by the Employee, or made available to the Employee or any person or entity controlled, directly or indirectly, by the Employee concerning the business of the Employer, shall be Employer's property and shall be delivered to Employer promptly upon the termination of the Employee's employment by Employer.

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          (g) The benefits of the Employee's agreements and covenants in this
     Section 4 may be assigned without notice to or consent of the Employee to any acquiror of Employer or all, or substantially all of the assets in a sale, and the Employee hereby unconditionally and irrevocably consents to any such assignment, and furthermore, agrees to be bound by the provisions of this Section 4, notwithstanding any sale of Employer, or any assignment of the benefits of this Section 4 in connection with any such sale.

          (h) Employee acknowledges that damages for breaches of the covenants contained in this Section 4 are difficult, if not impossible to prove precisely; therefore, it is agreed that the provisions of this Agreement shall be enforceable by injunction. If any of the restrictions contained in this Agreement hereof shall be deemed to be unenforceable by reason of the extent, duration, or geographical scope or other provision hereof, then the parties hereto contemplate that the Court or other body having jurisdiction over the matter shall reduce such extent, duration, geographical scope, or other provision hereof, and enforce the affected provisions of this Agreement in reduced form for all purposes in the manner contemplated hereby, and the parties hereto agree that such provisions of this Agreement, as so modified, shall be valid and binding as though any unenforceable provisions had not been included therein.

     5. CORPORATE FACILITIES. The Employer shall furnish the Employee with suitable working space and other facilities which are necessary for Employee's position and adequate for the performance of Employee's duties.

     6. EXPENSES. The Employer shall furnish or shall reimburse Employee for actual expenses incurred in connection with the performance of Employee's duties

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provided that the expenses were incurred on behalf of the Employer and were authorized by Employer.

     7. FRINGE BENEFITS. Fringe benefit plans which have been installed by the Corporation for the benefit of Employees in accordance with appropriate Board of Director resolutions shall apply to Employee in accordance with the particular fringe benefit involved. The Board of Directors policy regarding vacation plans, sick leave, medical insurance, and any additional fringe benefit plans which may be approved by the Board of Directors shall apply to Employee without discrimination in accordance with the provisions of the Corporate plan for the Employee's particular class of employment.

     8. DUTIES. The Employee accepts employment as ____________________ ______________________________ of the Employer and agrees to perform those duties assigned to Employee by the President and the Board of Directors of the Corporation.

     9. ENTIRE AGREEMENT. This is the entire agreement between the parties and embodies all forms of compensation which shall become due to Employee, but is subject to modification for the purpose of adding additional benefits and compensation due to the Employee when directed by the Board of Directors of the Company. This Agreement supersedes all prior Agreements between Employee and Employer and Employee and Nashua Corporation, or any of its subsidiaries, relating to termination of employment.

     10. DISCHARGE FOR CAUSE. Employer shall have the right to discharge Employee at any time, for cause, without notice. A discharge for cause shall include the following: If Employee is convicted of a crime under the laws of the State of Illinois or the United States, other than those laws involving a traffic violation; is involved in fraudulent conduct in connection with the affairs of the Employer, a customer, or a member of the public; violates Employee's duty of loyalty to the Employer by assisting competitors of Employer; or Employee acts in

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such a manner that the actions clearly bring discredit to the name of Employer.
In case of a discharge for cause, this Agreement will immediately terminate, and Employer shall have no obligation to compensate Employee after the termination of employment for cause.

     11. GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Illinois.

     12. CHANGE OF CONTROL. If within three years after a "change of control" of the ownership of Employer, Employee's employment is terminated by Employer for a reason other than cause, or if Employee terminates for "good reason", Employee shall be entitled to the benefits described below:

          Three times the Employee's highest annual salary (including bonuses) per annum paid by the Employer to Employee in any one of the three calendar years prior to termination of employment, providing such amount shall not be greater than $1.00 less than three times the Employee's "base amount" as defined in the Internal Revenue Code, Section 280(g), as amended from time to time. Payment shall be made within 30 days of the date of termination.

          The term "change of control" shall mean (1) the time of approval by the Shareholders of the Employer of (A) any consolidation or merger of the Employer in which the Employer is not the continuing or surviving Corporation or pursuant to which shares would be converted into cash, securities, or other property, other than a merger in which the holders of stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving Corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Employer, or (C) adoption of any plan or proposal for the liquidation of dissolution of the Employer; or (2) the date on which any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934), other than Nashua Corporation, a Delaware Corporation ("Nashua"), the Employer

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or a subsidiary or employee benefit plan or trust maintained by the Employer or any of its subsidiaries shall become (together with its "affiliates" and "associates", as defined in Rule 12b-2 under the Securities Exchange Act of
1934) the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the stock outstanding at the time.

     For purposes of this Agreement, "good reason" means:

     (a) (i) The assignment to Employee of any duties inconsistent in any respect with Employee's position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities immediately prior to the change in control or (ii) any other action by the Employer which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Employer promptly after receipt of notice thereof given by Employee;

     (b) Any failure by the Employer to comply with any of the provisions of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Employer promptly after receipt of notice thereof given by Employee;

     (c) The Employer's requiring Employee to be based at any office or location more than 35 miles from Champaign, Illinois, except for travel reasonably required in the performance of responsibilities;

     (d) A reduction in salary (including bonuses) from the level prior to the change of control; or

     (e) Any failure by Employer to comply with or satisfy the provisions of Paragraph 13(b) hereof.

     13. BINDING EFFECT.

     (a) This Agreement shall be binding upon and inure to the benefit of the Employer and any successor of the Employer. Neither this Agreement nor any

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rights arising hereunder may be assigned or pledged by Employee. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

     (b) In the event of a change of control of Employer, any parent company or successor to all or substantially all the assets of the Employer shall, in the case of a successor, by an agreement in form and substance satisfactory to Employee, expressly assume and agree to perform this Agreement and, in the case of a parent company, by an agreement in form and substance satisfactory to Employee, guarantee and agree to cause the performance of this Agreement, in each case, in the same manner and to the same extent as the Employer would be required to perform if no change of control had taken place.

     (c) If Employee should die while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's legatee or other designee or, if there be no such designee, to Employee's estate.

     IN WITNESS WHEREOF, this Employment Contract has been executed by Employer and Employee on the date first above written.


                                    EMPLOYER:

                                    CERION TECHNOLOGIES INC.:



                                    By:
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                                        President



                                    EMPLOYEE:



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